Exhibit 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Form 1-A of Duke Robotics Inc. of our report, dated April 30, 2017, relating to the financial statements of Duke Robotics, Inc., for the year ended December 31, 2016.

Brightman Almagor Zohar & Co.

Certified Public Accountants

Member of Deloitte Touche Tohmatsu Limited

June 29th, 2017